[GRAPHIC OMITTED]
February 17, 2000

Charles Mulloy
VDC Communications, Inc.
75 Holly Hill lane
Greenwich, CT. 06830



Dear Charles,

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

LESSOR:                  Cisco Systems Capital Corporation

LESSEE:                  VDC Telecommunications, Inc. ("VDC")

GUARANTOR:               VDC Communications, Inc.

EQUIPMENT:               Cisco Systems Products, as presented by Nick Shkreli

MAXIMUM EQUIPMENT COSTS: In the aggregate, up to $1,000,000, including softcosts
                         (not to exceed 10%)

SHIP TO: The equipment may be shipped to or used in locations within the U.S. as advised by VDC and those locations outside the US as may be approved by CSC. In connection with any equipment to be placed outside the U.S., Lessee shall assume responsibility for all applicable withholding taxes, value-added taxes, duties and compliance with all other U.S. and foreign laws relating to the sale, leasing, delivery, export, import or use of the equipment outside the U.S.

PARTIAL SHIPMENTS:       Please indicate at the bottom of  this  letter  whether
                         Lessee will accept scheduling of partial purchase order shipments. (If not, please note that Cisco Systems will retain shipments until complete.)

ORIGINAL TERM:           36 months

RENTAL FACTOR:           The rental amount,  expressed  as a percentage  of  net
                         equipment   cost   after  Advance  Payment,  "Equipment
                         Cost"), is Months 1-6 (Lease Rate Factor of  .0095833);
                         Months 7-36 (Lease Rate Factor of .03815).   The Rental
                         factor shall also apply to  softcosts  and software.

PERIODIC RENT PAYMENT:   In  accordance  with  the  pricing  and   configuration
                         referenced  above,  the  rent payment for  each  Rental
                         Period ("Rent") on the lease would be the net Equipment
                         Cost multiplied by the Lease Rate Factor.

ADVANCE PAYMENTS:        20% of  equipment  cost  with   signed   schedule,  but
                         deemed acceptance of the equipment will take place 30 days after shipment of the final piece of equipment per schedule. There is no interim rent, and commencement will take place according to the date referenced above.

SOFT COSTS:              "Soft Costs," such  as  shipping,  taxes,  maintenance,
                         installation, cabling, may be included in  or  financed
                         by the lease, as approved by CSC in   its   discretion.
                         Assuming that Soft Costs make up less than 10% of the total Equipment Cost, Soft Costs will be included at the above Lease Rate Factor.

                         Notwithstanding the foregoing, CSC is not responsible for maintenance, software or ancillary services relating to the equipment, nor for ensuring that any necessary maintenance or services agreements or software licenses with Cisco Systems or any other third party are in effect at any time.

                                                                   March 3, 2000
                                                                          Page 2

NET LEASE:               This is a net lease  transaction under which  all costs
                         and  liabilities,  including  without  limitation,  for
                         insurance, maintenance  and taxes,  are paid by  Lessee
                         for the term of the lease. Transferable  manufacturer's
                         guarantees or  warranties  will be passed on to Lessee.
ADJUSTMENT OF
RENTAL FACTORS:          The  rental  amount  quoted  in  this  Proposal will be
                         adjusted prior to the date of preparation of any Equipment Lease Schedule to reflect changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the Three Year Treasury Note interest rate, as specified in Federal Reserve statistical release H.15 from the week preceding the date of this Proposal to the week preceding the date of preparation of the Schedule. Changes to the benchmark rate of less than one quarter of one percent (.25%) will not affect the Lease Rate Factor quoted herein. The Three Year
                         Treasury Note H.15 statistic is updated weekly by the U.S. Federal Reserve for the preceding week's average yield. The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/ releases/h15/.

EQUIPMENT PROCUREMENT:   Purchase orders for equipment shall be placed by Lessee
                         with Cisco  Systems,  Inc.,  or  a  Cisco  Value  Added
                         Reseller,  with all  rights  assigned  to  Lessor  upon
                         Lessor's election to fund.  All  such  purchase  orders
                         shall be subject to the  standard  Terms and Conditions
                         of Sale of Cisco  Systems,  Inc.  or  such Cisco  Value
                         Added  Reseller,   including the "net 30" payment terms
                         commencing from date of shipment. No funding shall occur prior to execution by the parties of CSC's standard Master Agreement to Lease Equipment ("Master
                         Lease Agreement"). If, for any reason, Lessor does not fund any equipment or lease, or any contemplated lease is otherwise not consummated, Lessee shall be solely responsible for payment in full of the purchase price
                         (together with ancillary costs and expenses) associated with any outstanding orders executed by Lessee.

INVOICING:               A single invoice will be furnished  monthly,  detailing
                         all Lease Schedules and rental payments due. Freight charges will be added to CSC's invoice and billed to lessee with the first rental payment.

END OF LEASE OPTION:     At the end  of  the Original Term  of the Lease, Lessee
                         may purchase the equipment for $1.

UTILIZATION PERIOD:      All Purchase Orders for equipment under this   proposal
                         shall be submitted no later than 90 days from the date of acceptance.

DOCUMENTATION FEE:       None

OTHER FEES:              None

EXPIRATION DATE:         This  Proposal  shall  terminate  30  days from today's
                         date, unless accepted.

CREDIT APPROVAL:         This Proposal includes only a brief description  of the
                         substantive terms and conditions  of  the  contemplated
                         lease transactions and is  not  intended  as  a  formal
                         commitment  of  credit  by  CSC  or  Cisco Systems or a
                         formal commitment by VDC. Any funding  by CSC  for  the
                         purchase of equipment is subject to the ongoing  credit
                         approval of CSC (including the absence of any  material
                         adverse change, in the judgment of CSC, in the business
                         or financial condition or prospects of Lessee)  and  to
                         satisfactory  documentation   including   as  described
                         below.   You   agree  to  provide  two  years'  audited
                         financial  statements,  bank  references,  a  completed
                         credit  application  and  any  other  required   credit
                         information   along   with  the  signed  copy  of  this
                         Proposal. You hereby authorize CSC and/or its agents to
                         make a complete credit investigation and to relate this
                         information to others as necessary  to  secure   credit
                         approval.

                                                                   March 3, 2000
                                                                          Page 3

The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Lease Agreement, any Schedule, certificate of acceptance, lease assignment of purchase order, UCC financing statements, legal opinion and other documents and agreements reasonably required by CSC. You agree to execute and return to CSC, within 10 days of receipt, the Master Lease Agreement.

This Proposal is confidential and may not be disclosed to any person or entity without our consent, unlesss disclosure pursuant to state or federal securities law, or the rules and regulations associated therewith, is deemed required or reasonable by counsel of disclosing party.

Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 781-402-6597.


Sincerely,




/s/ James E. Hogan
James E. Hogan                             ACKNOWLEDGED  AND  AGREED:
CISCO SYSTEMS CAPITAL CORPORATION
55 Hayden Avenue
Lexington, MA.02421 USA                    VDC Telecommunications, Inc. (Lessee)
Fax:  781-402-6499
Email:  jihogan@cisco.com
                                           By: /s/ Clayton F. Moran
                                              ----------------------------------
                                                   (Authorized Signature)

                                           Name: Clay Moran
                                                --------------------------------

                                           Title:Treasurer
                                                 -------------------------------

                                           Dated: 3/3/00
                                                 -------------------------------

                                               Lessee is / is not  [circle  one]
                                               willing to accept  scheduling  of
                                               partial purchase order shipments.
                                           -------------------------------------
                                           [Note:   Failure  to  circle   either
                                           option shall be deemed an instruction
                                           not  to  schedule   partial  purchase
                                           order shipments.]